Exhibit 99.1

Startek Reports Strong Second Quarter 2021 Financial Results

- Strong Revenue Growth Across Core Verticals Driven by Continued Recovery Tailwinds and Operational Resilience -

GREENWOOD VILLAGE, CO – August 9, 2021 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global provider of customer experience management solutions, is reporting financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights ($ in millions, excl. margin items)

	Q2 2021	Q2 2020	Change
Net Revenue	$189.0	$142.2	33%
Gross Profit	$24.6	$15.8	55%
Gross Margin	13.0%	11.1%	+190 bps
SG&A Expenses	$12.3	$14.6	(16% )
Net Income/(Loss)[1]	$6.9	$(5.2)	232%
EPS[1]	$0.17	$(0.14)	225%
Adjusted Net Income/(Loss)[2], [3]	$9.9	$(2.6)	486%
Adjusted EPS[2], [3]	$0.24	$(0.07)	466%
Adjusted EBITDA[3]	$19.6	$8.8	123%

[1] Reflects net income (loss) attributable to Startek shareholders.

[2] Reflects Adjusted net income (loss) attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“We are very pleased with our results this quarter, generating strong growth in both revenue and profitability, underscoring the resilience of our organization and each and every one of our employees.,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “We delivered growth across our key verticals, healthcare, in particular, aided by contributions from the COVID-19 assistance programs we supported throughout the United States as domestic vaccine rollout efforts accelerated. Our continued commitment to prudent cost management further enhanced our operational efficiency during the quarter. I am proud of our robust recovery from the lows of the pandemic last year, which is a testament to our team’s strong execution on driving new business, as well as leveraging the increasing flexibility of our platform.

“Across our client base, we maintained our focus on high-quality customer service and partnerships, as our clients continued to navigate their recovery amid various macroeconomic and industry-specific factors. Recovery-related tailwinds benefited our partners across business and financial services, media and cable, local travel, and e-commerce, with even long-challenged verticals such as telecom beginning their return to growth. Contributions from our U.S. COVID-19 assistance support initiatives drove significant growth within our health and education sector as we used our platform’s expanded range of capabilities to help facilitate vaccine drives in communities throughout the U.S. While we do not expect to continue this government program in the back half of the year, the comprehensive support we were able to provide demonstrates that our improved scale and resources position us well for future extensive, large-scale government opportunities.

“On the digital front, we continue to focus and invest in expanding our capabilities, paving the way for a best-in-class omni-channel customer experience. Most recently, we announced our collaboration with Automation Anywhere™, a global leader in cloud robotic process automation that will enable us to implement AI-powered capabilities across our customer experience value chain. Initiatives like these spur efficiency among our workforce and client base alike, allowing our client organizations to spend less time on repetitive tasks and more time on business-critical projects.

“As we continue into the second half of 2021, we are closely monitoring changes in recovery progress and health protocols around the world as we further support our clients and workforce. Within our ongoing digital transformation, we plan to balance our prudent cost management with strategic investments in support of key market-facing growth initiatives. We remain committed to optimizing our platform and maximizing our organizational efficiency as we work to generate additional value for our clients and shareholders.”

Second Quarter 2021 Financial Results

Net revenue in the second quarter increased 33% to $189.0 million compared to $142.2 million in the year-ago quarter. The increase was driven by continued strong performance across key verticals and geographies, with significant contributions from the U.S. COVID-19 assistance government contract. On a constant currency basis, net revenue increased 33.7% compared to the year-ago quarter.

Gross profit in the second quarter increased 55% to $24.6 million compared to $15.8 million in the year-ago quarter. Gross margin increased 190 basis points to 13.0% compared to 11.1% in the year-ago quarter. The increase was primarily driven by the aforementioned net revenue growth across key verticals.

Selling, general and administrative (SG&A) expenses in the second quarter decreased to $12.3 million compared to $14.6 million in the year-ago quarter. As a percentage of revenue, SG&A improved 380 basis points to 6.5% compared to 10.3% in the year-ago quarter as a result of operating leverage at the back of the higher revenue base generated during the quarter.

Net income attributable to Startek shareholders in the second quarter improved significantly to $6.9 million or $0.17 per share, compared to a net loss of $5.2 million or $(0.14) per share in the year-ago quarter. The increase reflects both the substantial net revenue growth and a more normalized effective tax rate in the current period, as there were no one-time or exceptional costs in the second quarter of 2021.

Adjusted net income* in the second quarter improved significantly to $9.9 million or $0.24 per diluted share, compared to an adjusted net loss* of $2.6 million or $(0.07) per share in the year-ago quarter.

Adjusted EBITDA* in the second quarter increased significantly to $19.6 million compared to $8.8 million in the year-ago quarter. The increase was driven by the aforementioned strong revenue growth.

On June 30, 2021, cash and restricted cash were $54.1 million[1] compared to $64.6 million at March 31, 2021. The decrease was primarily due to increased receivables related to the revenue growth generated during the second quarter. Total debt at June 30, 2021 was $173.9 million compared to $172.8 million at March 31, 2021, and net debt at June 30, 2021 was $119.8 million[2] compared to $108.1 million at March 31, 2021.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, August 09, 2021

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 2959868

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through August 16, 2021.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 2959868

[1] Cash balance excluding restricted cash as at June 30, 2021 amounted to $47.0 million as compared to $57.7 million as at March 31, 2021.

[2] Net debt excluding restricted cash balance at June 30, 2021 was $126.9 million compared to $115.1 million at March 31, 2021.

About Startek

Startek is a global provider of tech-enabled business process management solutions. The company provides omni-channel customer experience, digital transformation, and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital & AI enablement across all touch points and channels. Startek has more than 45,000 CX experts spread across 46 delivery campuses in 13 countries. The company services over 200 clients across various industries such as Banking and Financial Services, Insurance, Technology, Telecom, Healthcare, Travel & Hospitality, E-commerce, Consumer Goods, Retail, and Energy & Utilities. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on March 15, 2021, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition, and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Giuseppe Montefinese

Startek, Inc.

+1 732-890-8929

giuseppe.montefinese@startek.com

Cody Cree or Jackie Keshner

Gateway Investor Relations

+1 949-574-3860

SRT@gatewayir.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	189,436	142,652	352,931	303,829
Warrant contra revenue	(405)	(485)	(830)	(763)
Net Revenue	$189,031	$142,167	$352,101	$303,066
Cost of services	(164,477)	(126,354)	(302,860)	(267,195)
Gross profit	$24,554	$15,813	$49,241	$35,871

Selling, general and administrative expenses	(12,298)	(14,644)	(26,469)	(31,899)
Impairment losses and restructuring/exit cost	19	(235)	(1,879)	(24,557)
Operating income/ (loss)	$12,275	$934	$20,893	$(20,585)

Share of income/ (loss) of equity-accounted investees	59	(12)	45	(20)
Interest expense, net	(2,484)	(3,190)	(16,253)	(6,696)
Exchange gain / (loss), net	363	(1,637)	575	291
Income/ (loss) before income taxes	$10,213	$(3,905)	$5,260	$(27,010)
Income tax expense	(2,093)	(1,283)	(6,995)	(4,159)
Net income/ (loss)	$8,120	$(5,188)	$(1,735)	$(31,169)

Net income/ (Loss)
Net income attributable to non-controlling interests	1,235	29	3,535	605
Net income/ ( loss) attributable to Startek shareholders	6,885	(5,217)	(5,270)	(31,774)

Net income/ (loss) per common share - basic	$0.17	$(0.14)	$(0.13)	$(0.82)
Net income/ (loss) per common share - diluted	$0.17	$(0.14)	$(0.13)	$(0.82)

Weighted average common shares outstanding - basic	40,786	38,614	40,689	38,571
Weighted average common shares outstanding - diluted	41,222	38,614	40,689	38,571

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income/ (loss)	$8,120	$(5,188)	$(1,735)	$(31,169)
Net income attributable to non-controlling interests	1,235	29	3,535	605
Net income/ ( loss) attributable to Startek shareholders	6,885	(5,217)	(5,270)	(31,774)

Other comprehensive (loss) / income, net of taxes:
Foreign currency translation adjustments	(876)	727	(1,968)	(3,665)
Change in fair value of derivative instruments	-	(8)	8	(680)
Pension amortization	(37)	(3,026)	(421)	(2,630)
Other comprehensive loss	$(913)	$(2,307)	$(2,381)	$(6,975)

Other comprehensive (loss) / income, net of taxes
Other comprehensive loss attributable to non-controlling interests	-	(1,787)	(69)	(1,624)
Other comprehensive loss attributable to Startek shareholders	(913)	(520)	(2,312)	(5,351)
	$(913)	$(2,307)	$(2,381)	$(6,975)
Comprehensive (loss) / income
Comprehensive income/ (loss) attributable to non-controlling interests	1,235	(1,758)	3,466	(1,019)
Comprehensive income/ (loss) attributable to Startek shareholders	5,972	(5,737)	(7,582)	(37,125)
	$7,207	$(7,495)	$(4,116)	$(38,144)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	47,018	44,507
Restricted cash	7,045	6,052
Trade accounts receivables, net	93,735	83,560
Unbilled revenue	51,685	49,779
Prepaid and other current assets	15,148	14,542
Total current assets	$214,631	$198,440

Non-current assets
Property, plant and equipment, net	34,692	34,225
Operating lease right-of-use assets	59,906	69,376
Intangible assets, net	95,297	100,440
Goodwill	183,397	183,397
Investment in equity-accounted investees	25,052	111
Deferred tax assets, net	3,154	5,294
Prepaid expenses and other non-current assets	14,816	13,370
Total non-current assets	$416,314	$406,213
Total assets	$630,945	$604,653

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payables	9,885	20,074
Accrued expenses	58,203	57,118
Short term debt	6,983	15,505
Current maturity of long term debt	2,294	2,180
Current maturity of operating lease obligation	17,623	19,327
Other current liabilities	46,813	39,987
Total current liabilities	$141,801	$154,191

Non-current liabilities
Long term debt	164,623	118,315
Operating lease liabilities	44,326	52,052
Other non-current liabilities	17,754	15,498
Deferred tax liabilities, net	16,971	17,715
Total non-current liabilities	$243,674	$203,580
Total liabilities	$385,475	$357,771

Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,796,179 and 40,453,462 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	408	405
Additional paid-in capital	291,401	288,700
Accumulated deficit	(90,813)	(85,543)
Accumulated other comprehensive loss	(9,598)	(7,286)
Equity attributable to Startek shareholders	$191,398	$196,276
Non-controlling interests	54,072	50,606
Total stockholders’ equity	$245,470	$246,882
Total liabilities and stockholders’ equity	$630,945	$604,653

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net loss	$(1,735)	$(31,169)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,470	14,328
Impairment of goodwill	-	22,708
Profit on sale of property, plant and equipment	(73)	-
Provision for doubtful accounts	32	889
Amortisation of debt issuance cost	2,827	761
Amortisation of call option premium	480	-
Warrant contra revenue	830	763
Share-based compensation expense	591	209
Deferred income taxes	(1,255)	1,604
Share of (income)/ loss of equity-accounted investees	(45)	20

Changes in operating assets and liabilities:
Trade accounts receivables	(11,412)	34,022
Prepaid expenses and other assets	(2,971)	(2,301)
Trade accounts payables	(9,965)	(5,920)
Income taxes, net	2,724	(2,314)
Accrued expenses and other current liabilities	9,505	15,558
Net cash generated from operating activities	$3,003	$49,158

Investing Activities
Purchase of property, plant and equipment	(7,513)	(7,864)
Investment in equity-accounted investees	(25,000)	-
Payments for call option premium	(3,000)	-
Proceeds from equity-accounted investees	104	395
Net cash used in investing activities	$(35,409)	$(7,469)

Financing Activities
Proceeds from the issuance of common stock	1,283	8,009
Proceeds from long term debt	165,000	-
Payments on long term debt	(117,600)	(4,200)
Payments for loan fees related to long term debt	(2,794)	-
Proceeds from (payments on) other debt, net	(9,431)	(21,210)
Net cash generated from/ (used in) financing activities	$36,458	$(17,401)

Net increase in cash and cash equivalents	4,052	24,288
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(548)	(497)
Cash and cash equivalents and restricted cash at beginning of the period	50,559	32,626
Cash and cash equivalents and restricted cash at end of the period	$54,063	$56,417

Components of cash and cash equivalents and restricted cash
Balance with banks	47,018	47,451
Restricted cash	7,045	8,966
Total cash and cash equivalents and restricted cash	$54,063	$56,417

Supplemental disclosure of Cash Flow Information
Cash paid for interest and other finance costs	17,091	6,440
Cash paid for income taxes	5,541	4,017
Non-cash warrant contra revenue	830	763
Non-cash share-based compensation expenses	591	209

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Restructuring and other acquisition-related costs, Share-based compensation expense, and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of the strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value), and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Profit/(Loss)	8,120	(5,188)	(1,735)	(31,169)
Income tax expense	2,093	1,283	6,995	4,159
Interest and other expense, net	2,425	3,202	16,208	6,716
Exchange gain/(loss), net	(363)	1,637	(575)	(291)
Depreciation and amortization expense	6,667	7,234	13,470	14,328
Impairment losses and restructuring cost	(19)	235	1,879	24,557
Share-based compensation expense	311	(82)	591	209
Warrant contra revenue	405	485	830	763
Adjusted EBITDA	$19,639	$8,806	$37,663	$19,272

Adjusted EPS:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Profit attributable to Startek shareholders	6,885	(5,217)	(5,270)	(31,774)
Add: Share-based compensation expense	311	(82)	591	209
Add: Amortization of intangible assets, net of tax	2,263	2,260	4,506	4,522
Add: Warrant contra revenue	405	485	830	763
Add: Goodwill impairment loss	-	-	-	22,708
Add: Debt issuance cost	-	-	10,937	-

Adjusted net income / (loss) (non-GAAP)	$9,864	$(2,554)	$11,594	$(3,572)

Weighted average common shares outstanding - basic	40,786	38,614	40,689	38,571
Weighted average common shares outstanding - diluted	41,222	38,614	40,689	38,571

Adjusted EPS - basic	$0.24	$(0.07)	$0.28	$(0.09)
Adjusted EPS - diluted	$0.24	$(0.07)	$0.28	$(0.09)